Exhibit 10.48

Cooperation Agreement of 50MWp Photovoltaic Grid-connected Power Generation Project in Yangqiao of Fenyi County

Party A: People’s Government of Fenyi County

Party B: Xinyu Xinwei New Energy Co., Ltd.

Party A welcomes and supports Party B to invest and develop new energy project in Fenyi County, and Party B is willing to invest and build 50MWp photovoltaic grid-connected power generation project in Fenyi County; both parties, in the principle of equality, mutual benefits, win-win cooperation and solid progress, reach the following cooperation agreement as for relevant matters of the project:

I. Party A supports and guarantees the project construction and development of Party B, and will provide the most preferential policies and all-round service in the aspects of preliminary work, construction and grid-connected of the project, and actively coordinate relevant departments and units to help Party B accelerate project construction progress. Party B will give full play to the advantages in funds, talents, technologies, and etc. to accelerate the preliminary work progress of the project, ensure the early commencement of the project and produce benefits upon early completion.

II. As required by Party B building PV grid-connected power station project, Party A accepts the Cooperation Agreement of 50MWp Photovoltaic Grid-connected Power Generation Project in Yangqiao Town of Fenyi County signed by Party B and Yangqiao Town of Fenyi County, and actively coordinates Yangqiao Town to perform relevant responsibilities.

III. In the principle of win-win cooperation, based on 50MWp photovoltaic grid-connected power generation project in Yangqiao Town, Party B will vigorously promote the application of PV products, improve local energy-saving and emission reduction benefits, increase local fiscal levy, enhance villagers’ income and increase villagers’ employment.

IV. Party B promises that land nature will not be changed for building large-scale PV grid-connected power generation project in the plot; comprehensive development will be carried out according to relevant national stipulations, such commercial crops will be interplanted as agriculture and forestry as well as medicinal materials; local employees will enjoy the priority to be employed; local building materials will be adopted and relevant expenses will be paid on schedule.

V. Party B will register a foreign-funded company in Fenyi County before implementing the project; Party A will offer all the preferential policies to the company as per local investment promotion policies for foreign investment introduction.

Party A: People’s Government of Fenyi County (seal)

Rao Cheng (signature)

June 25, 2014

Party B: Xinyu Xinwei New Energy Co., Ltd. (seal)

Xiahou Min (signature)

June 25, 2014